Exhibit 11.1

                                  EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)

                                                                           Six Months Ended
                                                                                June 30,
                                                                         --------------------
                                                                              1997       1996
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ...................................   $ 8,329   $ 5,722
                                                                             =======   =======

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ......    21,935    21,089
Assumed dilutive conversion of preferred stock ...........................       113       155
Assumed exercise of options and warrants based on the treasury stock
  method using average market price ......................................       408     1,086
                                                                             -------   -------
Weighted average number of shares, as adjusted ...........................    22,456    22,330
                                                                             =======   =======

Earnings per share (a) ...................................................   $   .37   $   .26
                                                                             =======   =======

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ...................................   $ 8,329   $ 5,722
                                                                             =======   =======

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ......    21,935    21,089
Assumed dilutive conversion of preferred stock ...........................       113       155
Assumed exercise of options and warrants based on the treasury stock
  method using closing market price if higher than average market price ..       479     1,163
Weighted average number of shares, as adjusted ...........................    22,527    22,407
                                                                             -------   -------

Earnings per share (a) ...................................................   $   .37   $   .26
                                                                             =======   =======



(a)   These amounts agree with the related amounts in the statements of income.

                                  EXHIBIT 11.1
                                   (continued)

                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)


                                                                            Three Months Ended
                                                                                June 30,
                                                                           --------------------
                                                                               1997      1996
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ...................................   $ 4,351   $ 3,156
                                                                             =======   =======

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ......    22,071    21,259
Assumed dilutive conversion of preferred stock ...........................       108       152
Assumed exercise of options and warrants based on the treasury stock
  method using average market price ......................................       336     1,115
                                                                             -------   -------
Weighted average number of shares, as adjusted ...........................    22,515    22,526
                                                                             =======   =======

Earnings per share (a) ...................................................   $   .19   $   .14
                                                                             =======   =======

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) ...................................   $ 4,351   $ 3,156
                                                                             =======   =======

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ......    22,071    21,259
Assumed dilutive conversion of preferred stock ...........................       108       152
Assumed exercise of options and warrants based on the treasury stock
  method using closing market price if higher than average market price ..       408     1,115
                                                                             -------   -------
Weighted average number of shares, as adjusted ...........................    22,587    22,526
                                                                             =======   =======

Earnings per share (a) ...................................................   $   .19   $   .14
                                                                             =======   =======



(a)   These amounts agree with the related amounts in the statements of income.